Pro Farm Technologies Oy

Consolidated Financial Statements
December 31, 2018 and 2017

Pro Farm Technologies Oy
December 31, 2018 and 2017

Independent Auditor's Report

RSM US LLP

Board of Directors
Pro Farm Technologies Oy

Report on the Financial Statements
We have audited the accompanying consolidated financial statements of Pro Farm Technologies Oy and its subsidiaries (the Company), which comprise the consolidated balance sheets as of December 31, 2018 and 2017, the related consolidated statements of operations, changes in stockholders' equity (deficit) and cash flows for the years then ended, and the related notes to the consolidated financial statements (collectively, the financial statements).

Management's Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility
Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America

RSM US LLP

Davenport, Iowa
November 14, 2019

PRO FARM TECHNOLOGIES OY
Consolidated Balance Sheets
(In Thousands of Euros, Except Par Value and Share Information)

	DECEMBER 31,			
	2018		2017	
Assets				
Current assets:				
Cash and cash equivalents	€	13	€	178
Accounts receivable		84		-
Receivables from related parties		7		5
Inventories		192		81
Receivable from stockholder		-		160
Prepaid and other current assets		53		89
Total current assets		349		513
Property, plant and equipment, net		3		-
Intangibles, net		133		56
Total non-current assets		136		56
Total assets	€	485	€	569
Liabilities and stockholders' equity (deficit)				
Current liabilities:				
Accounts payable	€	529	€	26
Accounts payable – Related Party		78		12
Accrued liabilities		276		125
Accrued liabilities – Related Party		25		17
Debt, current portion, net		349		-
Debt – Convertible Loan, at fair value		421		-
Debt – Related Party, current portion		-		150
Total current liabilities		1,678		330
Debt, net of current portion		91		-
Debt – Related Party, net of current portion		74		74
Total non-current liabilities		165		74
Total liabilities		1,843		404
Commitments and contingencies *(Note 7)*				
Stockholders' equity (deficit):				
Common stock: €0.01 par value; 36,659,426 shares and 36,470,101 shares authorized, issued and outstanding as of December 31, 2018 and December 31, 2017, respectively		367		365
Additional paid in capital		1,152		1,083
Accumulated deficit		(2,876)		(1,283)
Equity (deficit) of Pro Farm Technologies Oy		(1,357)		165
Non-controlling interest		(1)		-
Total equity (deficit)		(1,358)		165
Total liabilities and equity (deficit)	€	485	€	569

See accompanying notes.

PRO FARM TECHNOLOGIES OY
Consolidated Statements of Operations
(In Thousands of Euros)

	DECEMBER 31,			
	2018		2017	
Net revenues:				
Product	€	138	€	129
Cost of product revenues		256		70
Gross margin (loss)		(118)		59
Operating expenses:				
Research and development		247		97
Selling, general and administrative		1,181		667
Total operating expenses		1,428		764
Loss from operations		(1,546)		(705)
Other income (expense):				
Interest expense		(65)		(31)
Interest expense, related parties		(2)		(15)
Change in fair value of convertible debt		16		-
Other income, net		2		6
Total other income (expense), net		(49)		(40)
Loss before income taxes		(1,595)		(745)
Income tax expense		-		-
Net loss		(1,595)		(745)
Net loss attributed to non-controlling interest		(2)		-
Net loss attributed to Pro Farm Technologies Oy	€	(1,593)	€	(745)

See accompanying notes.

PRO FARM TECHNOLOGIES OY
Consolidated Statements of Stockholders' Equity (Deficit)
(In Thousands of Euros)

	COMMON STOCK		ADDITIONAL		ACCUMULATED	TOTAL EQUITY
	SHARES	AMOUNT	PAID IN CAPITAL	NCI	DEFICIT	(DEFICIT)
Balance at January 1, 2017	32,140,009	€ 321	€ 81	€ —	€ (538)	€ (136)
Net loss	—	—	—	—	(745)	(745)
Share-based compensation	—	—	50	—	—	50
Issuance of common stock, net of stock issuance costs	4,330,092	44	952	—	—	996
Balance at December 31, 2017	36,470,101	365	1,083	—	(1,283)	165
Net loss	—	—	—	(2)	(1,593)	(1,595)
Share-based compensation	—	—	21	—	—	21
Issuance of common stock, net of issuance costs	189,425	2	48	1	—	51
Balance at December 31, 2018	36,659,426	€ 367	€ 1,152	€ (1)	€ (2,876)	€ (1,358)

See accompanying notes.

PRO FARM TECHNOLOGIES OY
Consolidated Statements of Cash Flows
(In Thousands of Euros)

	YEAR ENDED DECEMBER 31,	
	2018	2017
Cash flows from operating activities		
Net loss	€ (1,595)	€ (745)
Adjustments to reconcile net loss to net cash used in operating activities:		
Depreciation and amortization	3	1
Share-based compensation	21	50
Change in fair value of convertible debt	(16)	-
Net changes in operating assets and liabilities:		
Accounts receivable	(84)	-
Receivables from related parties	(2)	(5)
Inventories	(111)	52
Prepaid and other current assets	36	(72)
Accounts payable and accounts payable – related parties	569	(19)
Accrued liabilities and accrued liabilities – related parties	159	90
Net cash used in operating activities	(1,020)	(648)
Cash flows from investing activities		
Purchases of property, plant and equipment	(4)	-
Acquisition of intangible assets	(79)	(57)
Net cash used in investing activities	(83)	(57)
Cash flows from financing activities		
Proceeds from issuance of common stock	211	845
Payment of stock issuance costs	-	(9)
Proceeds from issuance of debt	898	126
Payment of debt issuance cost	(10)	-
Repayment of debt and debt – related parties	(161)	(100)
Net cash provided by financing activities	938	862
Net (decrease) increase in cash and cash equivalents	(165)	157
Cash and cash equivalents, beginning of period	178	21
Cash and cash equivalents, end of period	€ 13	€ 178
Supplemental disclosure of cash flow information, cash paid for interest	35	30
Supplemental disclosure of non-cash investing and financing activities, receivable arising from common stock issuance	-	160

See accompanying notes.

PRO FARM TECHNOLOGIES OY
Notes to Consolidated Financial Statements
December 31, 2018 and 2017

1. Summary of Business, Basis of Presentation

Pro Farm Technologies Oy is a Finnish-domiciled agriculture technology company developing and producing a new type of fertilizer. Our products offer a helping hand to crops, aiming to support their physiology, resulting in better germination, stronger plants, higher yields and greater tolerance against abiotic stress. Our commitment to the farming community; to offer environmentally sound and user-friendly solutions that on harvest day give a positive return.

2. Significant Accounting Policies

Basis of Accounting

The preparation of these consolidated financial statements is in conformity with accounting principles generally accepted in the United States ("GAAP").

Consolidation

The consolidated financial statements include the accounts of the Company and its subsidiaries, which include Pro Farm OÜ, Pro Farm Inc. Glinatur S.A. and Pro Farm Technogies Comercio de Insumos Agricolas do Brazil LTDA. All material intercompany accounts and transactions are eliminated in consolidation.

Use of Estimates

The preparation of these consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The Company believes that the assumptions and estimates associated with revenue recognition, financial instruments, share-based compensation, and tax related liabilities, have the greatest potential impact on the consolidated financial statements. Therefore, the Company considers these estimates to be its significant estimates.

Cash and Cash Equivalents

The Company considers all highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents. The Company is exposed to credit risk in the event of default by financial institutions to the extent that cash and cash equivalents balances with financial institutions are in excess of amounts that are insured by the bank. The Company has not experienced any losses on these deposits.

Fair Value Election of Debt Instruments

Accounting Standards Codifications ("ASC") 825, *Financial Instruments* ("ASC 825"), provides for the initial valuing of financial instruments on the inception date of the instrument, on an instrument by instrument basis, with changes in fair value reflected in each reporting period in the statement of operations. Under ASC 825, the Company has elected to record its convertible loan at fair value on its inception date in fiscal year ending December 31, 2018. The Company has chosen to record the instrument at its fair value due to the terms of the convertible loan, which contains multiple embedded derivative components that could potentially be required to be accounted for at their fair value individually had the policy election not been taken. The Company believes a fair value in the aggregate is appropriate based on how management views the debt instrument.

Fair Value of Financial Instruments

Accounting Standards Codification ("ASC") 820, *Fair Value Measurements* ("ASC 820"), clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability.

ASC 820 requires that the valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. ASC 820 establishes a three-tier value hierarchy, which prioritizes inputs that may be used to measure fair value as follows:

- Level 1—Quoted prices in active markets for identical assets or liabilities.
- Level 2—Observable inputs other than quoted prices in active markets for identical assets and liabilities, quoted prices for identical or similar assets or liabilities in inactive markets or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.
- Level 3—Inputs that are generally unobservable and typically reflect management's estimate of assumptions that market participants would use in pricing the asset or liability.

The following table presents the Company's financial liability measured at fair value on a recurring basis as of December 31, 2018 (in thousands of Euros):

	DECEMBER 31, 2018			
	TOTAL	LEVEL 1	LEVEL 2	LEVEL 3
Convertible Loan	€ 421	€ —	€ —	€ 421

The Company estimated the fair value of the convertible loan using a Binomial Lattice Model as of December 31, 2018, commensurate with the receipt of principal under the convertible note on June 27, 2018. The fair value is subjective and is affected by certain significant inputs to the valuation model, which are disclosed in the table below. The fair value of the convertible note is based upon the outputs of the Binomial Lattice Model probability-weighted to reflect three different conversion events. As the Binomial Lattice Model estimates the fair value of derivative liability using unobservable inputs, it is considered to be a Level 3 fair value measurement.

The periodic changes in the estimated fair value between the collective issuance dates, at each reporting period, resulted in the Company recognizing a net gain from the total change in estimated fair market value of the convertible loan as of December 31, 2018, as shown in the tables below. This gain is included in the change in estimated fair value of convertible loan in the Company's consolidated statement of operations. The fair value of the convertible loan as of December 31, 2018, is included in the current portion of debt in the accompanying balance sheets.

The following table provides a reconciliation of the activity for the convertible loan measured between the most recent reporting period and as of the balance sheet date based on the fair value using significant inputs including the unobservable inputs (Level 3) (in thousands of Euros):

	CONVERTIBLE DEBT
Convertible loan issued	€ 437
Change in estimated fair value recorded of financial instruments	(16)
Fair value at December 31, 2018	€ 421

The following table represents the significant inputs used in determining the fair value of the convertible loan:

	DECEMBER 31, 2018
Common Stock Price	€0.39
Estimated Volatility Factor	34%
Risk-free rate	2.6%
Cost of debt	20.2%
Expected Life	1

Common Stock Price. The Company's common stock price was based on market participant equity financing transactions.

Estimated Volatility Factor. The Company's volatility assumption is based on the volatility of the Company's common stock adjusted for credit spread and recovery factors, also giving consideration for convertible bond implied volatilities for similarly traded instruments.

Risk free rate. The risk free rate utilized is based on US Treasury Yield Curve for the equivalent remaining term as the expected life of the convertible loan.

Cost of debt. The Company's interest rate is based on interest rates of comparable distressed credits for the equivalent remaining term as the expected life of the convertible note.

Expected Life. Expected life represents the period that management estimates the conversion option is expected to be outstanding, or the estimated period until the holder exercises the conversion option, not to exceed the contractual term of the note.

The estimated fair values of the Company's short-term financial instruments, including cash and cash equivalents, accounts receivable, receivables from related parties, receivables from stockholder, accounts payable and accrued expenses arising in the ordinary course of business, approximate their individual carrying amounts due to the relatively short period of time between their origination and expected realization. The fair value of the debt and debt from related parties, excluding the convertible loan, approximates its carrying amount, as fair value is estimated based on current rates offered to the Company for similar debt of the same remaining maturities.

Concentrations of Risk

Financial instruments that potentially subject the Company to concentrations of risk consist principally of cash, accounts receivable, revenue and inventory. The Company deposits its cash and cash equivalents with high credit quality international financial institutions with locations in the European Union, South America and U.S. Such deposits may exceed national deposit insurance limits.

The Company's customer base is dispersed across many different geographic areas, and currently most customers are agrochemical and seed distributors in Europe and in Americas. Generally, receivables are due up to 120 days from the invoice date and are considered past due after this date, although the Company may offer extended terms from time to time.

The Company's revenues generated in various geographical regions during the years ended December 31, 2018 and 2017 were split as follows:

	Europe	North America	South America
Year ended December 31,			
2018	64%	31%	5%
2017	69%	26%	5%

The Company's principal sources of revenues were its UBP product lines (also sold as FORAMIN product line) for the years ended December 31, 2018 and 2017, which accounted for 100%, respectively, of the Company's total revenues.

Customers to which 10% or more of the Company's total revenues are attributable for any one of the periods presented consist of the following:

	CUSTOMER A	CUSTOMER B	CUSTOMER C	CUSTOMER D
Year ended December 31,				
2018	36%	31%	22%	-
2017	-	26%	-	16%

Customers to which 10% or more of the Company's outstanding accounts receivable are attributable as of either December 31, 2018 or 2017 consist of the following:

	CUSTOMER A	CUSTOMER B
Year ended December 31,		
2018	81%	11%
2017	-	-

The Company currently sources all of its products from one manufacturing plant in Russia. While the Company does not have a long-term supply contract with this supplier, the Company does have a long-term business relationship with this supplier. Although the Company has identified additional manufacturers who are capable to produce its products, there can be no assurance that the Company will continue to be able to obtain products at a competitive price.

Accounts Receivable

The carrying value of the Company's receivables represents their estimated net realizable values. The Company generally does not require collateral and estimates any required allowance for doubtful accounts based on historical collection trends, the age of outstanding receivables and existing economic conditions. If events or changes in circumstances indicate that specific receivable balances may be impaired, further consideration is given to the collectability of those balances and the allowance is recorded accordingly. Past-due receivable balances are written-off when the Company's internal collection efforts have been unsuccessful in collecting the amount due. During the years ended December 31, 2018 and 2017, there were no amounts written off. As of December 31, 2018 and 2017, the Company had no allowance for doubtful accounts.

Inventories

Inventories are stated at the lower of cost or net realizable value and include the cost of material and external manufacturing costs. Cost is determined on the first-in, first-out basis. The Company provides for inventory reserves when conditions indicate that the selling price may be less than cost due to physical deterioration, obsolescence, changes in price levels or other factors. Additionally, the Company provides reserves for excess and slow-moving inventory on hand that is not expected to be sold to reduce the carrying amount of excess and slow-moving inventory to its estimated net realizable value. The reserves are based upon estimates about future demand from the Company's customers and distributors and market conditions.

All Company's inventories represent finished goods.

During the year ended December 31, 2018 and 2017, the Company did not record any amounts, as a component of cost of product revenues, adjustments to inventory reserves due to quantities on hand that may not be used or sold prior to expiration.

As of December 31, 2018 and 2017, the Company did not have any reserves recognized against its inventories.

Intangibles

The Company capitalizes costs directly associated with registration patents and trademarks. These are recorded at cost and are amortized using the straight-line method over their estimated useful lives, starting from their registration date. The Company generally uses the following estimated useful lives for each asset category:

ASSET CATEGORY	ESTIMATED USEFUL LIFE
Patents	20 years
Trademarks	10 years

As of December 31, 2018 and 2017, the Company recognized €2 thousand and €1 thousand, respectively in amortization expense related to its intangible assets. In accordance with Account Standards Codification ("ASC") *350, Intangibles- Goodwill and Other*, intangibles are subject to assessment for impairment at least annually. The Company performs it impairment assessment on the first day of the last quarter of each fiscal year. As of December 31, 2017 and 2018, the Company did not identify any events indicative that its existing intangibles were impaired.

Revenue Recognition

On January 1, 2017, the Company adopted ASC 606 and all the related amendments ("the new revenue standard") and applied it to all contracts using the modified retrospective method. The cumulative effect of initially applying the new revenue standard did not have an impact on the opening balance of accumulated deficit.

Under ASC 606, the Company recognizes revenue for product sales at a point in time following the transfer of control of such products to the customers, which typically occurs upon shipment or delivery depending on the terms of the underlying contracts. The Company has elected to treat shipping and handling activities related to contracts with customers as costs to fulfill the promise to transfer the associated product, not as a performance obligation. Revenues are generated from sales of the Company's products to distributors and direct customers at the transaction price.

Revenue recognition requires the Company to make a number of estimates that include variable consideration. For example, customers may receive incentives for providing the Company with marketing-related information or services. The Company makes estimates surrounding variable consideration and the net impact to revenues. In making such estimates, significant judgment is required to evaluate assumptions related to the amount of net contract revenues, including the impact of any performance incentives and the likelihood that customers will achieve them. In the event estimates related to variable consideration change, the cumulative effect of these changes is recognized as if the revised estimates had been used since revenue was initially recognized under the contract. Such revisions could occur in any reporting period, and the effects may be material.

Contract Assets. The Company does not have contract assets since revenue is recognized as control of goods are transferred or as services are performed or such contract assets are incurred or expensed within one year of the recognition of the revenue.

Contract Liabilities. The Company does not have contract liabilities.

The Company has elected the practical expedient provided by the accounting standard related to contract assets and liability as it does not have any arrangements where the period between when it transfers a promised good or service to a customer and when the customer pays for that good or service exceeds a year.

The Company guarantees the specifications of its products through implied product warranties. The Company estimates the costs that may be incurred during the warranty period and records a liability in the amount of such costs at the time product is shipped. The Company's estimate is based on historical experience and estimates of future warranty costs as a result of increasing usage of the Company's products. As of December 31, 2018 and 2017, the Company has not accrued a liability related to warranty of product specification as the Company has not incurred any losses related to product specifications since its inception.

Research and Development Expenses

Research and development expenses include payroll-related expenses, field trial costs, regulatory costs, consulting costs and lab costs. These costs are expensed to operations as incurred. During the years ended December 31, 2018 and 2017, research and development expenses totaled €247 thousand and €97 thousand, respectively.

Shipping and Handling Costs

Amounts billed for shipping and handling are included as a component of product revenues. Related costs for shipping and handling have been included as a component of cost of product revenues. Shipping and handling costs for the year ended December 31, 2018 and 2017 were €64 thousand and €12 thousand, respectively, included in selling, general and administrative expense on the statement of operations.

Advertising and Marketing Costs

The Company expenses advertising and marketing costs as incurred. Advertising and marketing costs for the years ended December 31, 2018 and 2017 were €85 thousand and €10 thousand, respectively, included in selling, general and administrative expenses on the statement of operations.

Share-Based Compensation

The Company recognizes share-based compensation expense for all stock options granted to employees, non-employees and directors based on estimated fair values.

The Company estimates the fair value of stock options on the date of grant using an option-pricing model. The value of the portion of the stock options that is ultimately expected to vest is recognized as expense on a straight-line basis over the requisite service period. Forfeitures are estimated on the date of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.

The Company uses the Black-Scholes-Merton option-pricing model to calculate the estimated fair value of stock options on the measurement date (generally, the date of grant). The required inputs in the option-pricing model include the expected life of the stock options, estimated volatility factor, risk-free interest rate and expected dividend yield. These inputs are subjective and generally require significant judgment. During the year ending December 31, 2018, no options were issued. During the year ending December 31, 2017, the Company calculated the fair value of stock options granted based on the following assumptions:

	DECEMBER 31, 2017
Estimated fair value of common stock	€0.18
Expected life (years)	2.27-3.27
Estimated volatility factor	40.5-41.5%
Risk-free interest rate	(0.17) - (0.04)%
Expected dividend yield	—

Estimated Fair Value of Common Stock. The estimated fair value of the Company's common stock, due to the non-public nature of the Company was derived based on internal data points reflective of other investing transactions entered into at arms-length and other significant events which could have impacted the fair value of the Company's common stock, the time lapse between the internal data points and the grant date of the options.

Expected Life. Expected life represents the period that share-based payment awards are expected to be outstanding. Consistent with Accounting Standards Codification 718 – Compensation, Stock Compensation ("ASC 718"), the Company has determined its' option meet the requirement to elect the practical expedient to estimate the expected term for nonpublic companies. Under this approach, the expected term is presumed to be the midpoint between the vesting date and the contractual end of the stock option grant.

Estimated Volatility Factor. As the Company is not publicly traded, the Company calculated the estimated volatility factor based on volatility of the common stock of comparable agricultural biotechnology companies.

Risk-Free Interest Rate. The Company calculates the risk-free interest rate based on Euro-zone Swaps curve for 2- and 3-year maturities as reported by Bloomberg. Rates from curve are adjusted very slightly to give continuously compounded rates from bond-equivalent yields as are reported per Bloomberg.

Expected Dividend Yield. The Company has not declared dividends, nor does it expect to in the foreseeable future. Therefore, a zero value was assumed for the expected dividend yield.

Estimated Forfeitures. The Company considers voluntary and involuntary termination behavior and actual stock option forfeitures when estimating forfeitures.

Share-based compensation expense is recorded in the Company's research and development and selling, general and administrative expenses, in the accompanying statements of operations.

In June 2018, the FASB issued ASU No. 2018-07, "Compensation – Stock Compensation (Topic 718); Improvements to Nonemployee Share-Based Payment Accounting" (ASU No. 2018-07) which aligned certain aspects of share–based payments accounting between employees and non-employees. Specifically nonemployee share-based payment awards within the scope of Topic 718 are measured at grant-date fair value of the equity instruments that an entity is obligated to issue when the good has been delivered or the service has been rendered and any other conditions necessary to earn the right to benefit from the instruments have been satisfied and an entity considers the probability of satisfying performance conditions when nonemployee share-based payment awards contain such conditions. The Company early adopted this guidance beginning January 1, 2017.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to the differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. To the extent that deferred tax assets cannot be recognized under the preceding criteria, the Company establishes valuation allowances, as necessary, to reduce deferred tax assets to the amounts expected to be realized.

As of December 31, 2018 and 2017, all deferred tax assets were fully offset by a valuation allowance. The realization of deferred tax assets is dependent upon future taxable income of each Group entity. The Company's judgments regarding deferred tax assets may change due to future market conditions, as the Company expands into international jurisdictions, due to changes in domestic or international tax laws and other factors.

These changes, if any, may require material adjustments to the Company's deferred tax assets, resulting in a reduction in net income or an increase in net loss in the period in which such determinations are made. The Company recognizes liabilities for uncertain tax positions based upon a two-step process. To the extent that a tax position does not meet a more-likely-than-not level of certainty, no benefit is recognized in the consolidated financial statements. If a tax position meets the more-likely-than-not level of certainty, it is recognized in the consolidated financial statements at the largest amount that has a greater than 50% likelihood of being realized upon ultimate settlement. The Company's policy is to analyze the Company's tax positions taken with respect to all applicable income tax issues for all open tax years in each respective jurisdiction. As of December 31, 2018 and 2017, the Company concluded that there were no additional uncertain tax positions required to be recognized in its consolidated financial statements.

The Company recognizes interest and penalties related to income tax matters in income tax expense. No amounts were recognized for interest and penalties during the years ended December 31, 2018 and 2017.

Recently Adopted Accounting Pronouncements

In May 2014, the FASB issued Accounting Standards Update No. 2014-09, *Revenue from Contracts with Customers* (Topic 606) ("ASU 2014-09"). ASU 2014-09 and its related amendments provide new, globally applicable converged guidance concerning recognition and measurement of revenue. The new guidance requires the application of a five-step model to determine the amount and timing of revenue to be recognized. The underlying principle is that revenue is to be recognized for the transfer of goods or services to customers that reflects the amount of consideration that the Company expects to be entitled to in exchange for those goods or services. Additionally, significant additional disclosures are required about the nature, amount, timing and uncertainty of revenue and cash flows arising from contracts with customers. The new guidance is effective for annual and interim periods beginning on or after December 15, 2017. ASU 2014-09 allows for either full retrospective or modified retrospective adoption. The full retrospective method requires ASU 2014-09 be applied to each prior period presented in the year of adoption and the cumulative effect of adoption would be reflected at the beginning of the year of adoption. The modified retrospective method has the cumulative effect of applying ASU 2014-09 at the beginning of the year of adoption.

In June 2018, the FASB issued ASU No. 2018-07, "Compensation – Stock Compensation (Topic 718); Improvements to Nonemployee Share Based Payment Accounting" (ASU No. 2018-07) which aligned certain aspects of share-based payments accounting between employees and nonemployees. Specifically nonemployee share-based payment awards within the scope of Topic 718 are measured at grant-date fair value of the equity instruments that an entity is obligated to issue when the good has been delivered or the service has been rendered and any other conditions necessary to earn the right to benefit from the instruments have been satisfied and an entity considers the probability of satisfying performance conditions when nonemployee share-based payment awards contain such conditions. The Company early adopted this guidance beginning January 1, 2017 using the modified retrospective method. The adoption of this standard had no impact, as no share-based payment awards were outstanding at January 1, 2017.

Recently Issued Accounting Pronouncements

In January 2016, the FASB issued Accounting Standards Update No. 2016-01, Financial Instruments—Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities, with further clarifications made in February 2018 with the issuance of ASU 2018-03, Technical Corrections and Improvements to Financial Instruments—Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities. This guidance requires changes in fair value associated with instrument-specific credit risk to be recognized through other comprehensive income for liabilities accounted for under a fair value option and changes certain presentation and disclosure requirements for financial instruments. ASU 2016-01 will be effective for the Company for fiscal years beginning after December 15, 2018. The Company is currently evaluating the impact of the adoption of ASU 2016-01 on its consolidated financial statements.

In February 2016, the FASB issued Accounting Standards Update No. 2016-02, Leases (Topic 842) Leases: Amendments to the FASB Accounting Standards Codifications ("ASU 2016-02"), to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. ASU 2016-02 is effective for public companies for consolidated financial statements issued for fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. Early adoption is permitted. Companies must apply a modified retrospective transition approach for leases existing at, or entered into after, the beginning of the earliest comparative period presented in the consolidated financial statements. The modified retrospective approach would not require any transition accounting for leases that expired before the earliest comparative period presented. Lessees and lessors may not apply a full retrospective transition approach. The Company is currently evaluating ASU 2016-02, and related ASUs issued after February 2016, including Accounting Standard Update No. 2018-10, Codification Improvements to Topic 842, Leases ("ASU 2018-10"), Accounting Standard Update No. 2018-11, Leases (Topic 842): Targeted Improvement ("ASU 2018-11") issued in July 2018 to determine the potential impact to its consolidated financial statements and related disclosures.

In June 2016, the FASB issued Accounting Standards Update No. 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments ("ASU 2016-13"). ASU 2016-13 introduces a new forward-looking approach, based on expected losses, to estimate credit losses on certain types of financial instruments, including trade receivables. The estimate of expected credit losses will require entities to incorporate

considerations of historical information, current information and reasonable and supportable forecasts. ASU 2016-13 also expands the disclosure requirements to enable users of consolidated financial statements to understand the entity's assumptions, models and methods for estimating expected credit losses. For public business entities that meet the definition of a Securities and Exchange Commission filer, ASU 2016-13 is effective for annual and interim reporting periods beginning after December 15, 2022, and the guidance is to be applied using the modified-retrospective approach. Earlier adoption is permitted for annual and interim reporting periods beginning after December 15, 2018. In November 2018, the FASB issued ASU No. 2018-19, "Codification Improvements to Topic 326, Financial Instruments – Credit Losses," (ASU No. 2018-19), which clarifies that operating lease receivables arising from operating leases are not within the scope of Topic 326-20. The provisions of ASU No. 2018-19 are effective consistent with ASU No. 2016-13. The Company is currently evaluating both ASU 2016-13 and ASU 2018-19 to determine the impact to its consolidated financial statements and related disclosures.

In August 2018, the FASB issued ASU No. 2018-13, "Fair Value Measurement (Topic 820)," (ASU No. 2018-13), which modifies the disclosure requirements on fair value measurements in Topic 820, Fair Value Measurement. The provisions of ASU No. 2018-13 are effective for annual reporting periods beginning after December 15, 2019 and interim reporting periods within those annual periods, with early adoption permitted. Amendments on changes in unrealized gains and losses, the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements, and the narrative description of measurements uncertainty should be applied prospectively for only the most recent interim or annual periods presented in the initial year of adoption with all other amendments applied retroactively to all periods presented upon their effective date. The Company has not yet determined the impact of implementing this new standard on the consolidated financial statements.

3. Intangibles

Intangibles consist of the following (in thousands of Euros):

	Patents	Trademarks	Total
Balance as of January 1, 2017	€ -	€ -	€ -
Additions	57	-	57
Amortization	(1)	-	(1)
Balance at December 31, 2017	56	-	56
Additions	67	12	79
Amortization	(2)	-	(2)
Balance at December 31, 2018	€ 121	€ 12	€ 133

There were no write-offs or disposals of intangibles for the years ended December 31, 2018 and 2017.

As of December 31, 2018, expected amortization of the Company's intangibles during the years 2019 to 2023 is €7 thousand annually, and €98 thousand in the years thereafter, totaling €133 thousand.

4. Common Stock

Stockholders' equity consists of common stock. As of December 31, 2018 and 2017 36,659,426 and 36,470,101, respectively, shares of common stock were authorized, issued, and outstanding. The holders of the shares are considered owners of the Company and participate in the ownership with voting rights. Each share held entitles the holder to one vote on all matters as to which common stockholders shall be entitled to vote. In accordance with the stockholders' agreement, the common stockholders are subject to certain rights, which include restrictions on transfer, rights of first refusal, and drag-along and tag-along rights. Additionally, upon liquidation one stockholder is entitled to a liquidation preference that amounts to the greater of (i) the stockholders' total investment, including loans, multiplied by two, or (ii) the amount the stockholder is entitled to receive if all stockholders received their pro rata share of such proceeds.

5. Debt

Debt consists of the following (in thousands of Euros):

	DECEMBER 31,			
	2018		2017	
Debt, total	€	861	€	-
Less current portion		(770)		-
Debt, non-current	€	91	€	-

December 2018 Promissory Note

On December 5, 2018, the Company entered into promissory note with Stolt Consulting AB ("Stolt"), in the amount of €50,000. The note bears interest at 20% over the entire term of the loan. The term of the arrangement provides for the repayment of the principal and accrued interest on the maturity date of February 5, 2019. The note bears a late payment penalty interest of 10% per month. Additionally, the Company may not repay the loan prior to the maturity date. As of December 31, 2018, the outstanding principal balance was €50,000. On April 18, 2019, the Company paid the principal, accrued interest and late payment penalty of €80,500.

November 2018 Promissory Note

On November 1, 2018, the Company entered into a promissory note with Fundu Platform Oy ("Fundu"), in the amount of €100,000. The note bears interest at 11.9% annually, and matures on May 1, 2020. The term of the arrangement does not provide for the partial repayment of the note and contains a €200 penalty fee related to the competency of the Company to repay the note one month after the execution date of the note. The note bears a late payment penalty interest rate of 10% per month. As of December 31, 2018, the outstanding principal balance was €100,000. The Company paid TT Metals Oy, a company owned by a member of the management board of the Company and stockholder, a €10,000 fee for the guarantee of this loan. This amount was capitalized as a reduction of the debt balance and is being amortized over the term, as of December 31, 2019 the unamortized fee was approximately €9,000.

September 2018 Research Facility

On September 4, 2018, the Company entered into a research loan facility under the Finnish Government Innovation Funding initiative with Innovation Centre Business Finland ("Innovation Loan"), in the amount of €282,000. The Company subsequently drew down €80,000 on September 21, 2018 in connection with research and development costs. The note bears interest at 3% below the reference rate for Finnish Government Aid, but in a minimum of 1% annually, 1% as of December 31, 2018 (the effective interest rate as of December 31, 2018 was 3.82%). The loan facility requires repayment in increments of 25% on each of the anniversary date of the loan after the third anniversary of the loan execution date. The terms of the loan facility allow for partial debt forgiveness if so determined by the State Council for the Financing of Research, Development and Innovation at the lender's discretion. As of December 31, 2018, the outstanding principal balance was €80,000. This loan is callable by the holder in case certain reporting requirements are not met, and in relation with the sale disclosed in Note 12 of the financial statements, the Company is unsure if the loan will be called, therefore, the loan has been classified as short term. The loan was issued with an initial discount of approximately €11,000, and an unamortized discount as of December 31, 2018 of approximately €10,000.

June 2018 Convertible Promissory Note

On June 27, 2018, the Company entered into a convertible promissory note with Cork Agriculture LLC ("Cork"), in the amount of $500,000 (€437,441 at June 27, 2018), recorded at fair value as of December 31, 2018. The note bears interest at a rate of 10% annually. The terms of the loan do not allow for repayment prior to the maturity date of January 1, 2019 without the prior consent of the lender. In the event that the Company sells shares of its equity securities to investors on or before the maturity date, the lender shall have the option to convert the outstanding principal balance at a conversion price equal to 70% of the price paid by investors in the equity financing event. If an equity financing event is not consummated prior to the maturity date then the lender shall have a right but to convert the outstanding principal balance to common shares of the Company at a conversion price equal to the quotient of €20,000,000 divided by the aggregated number of outstanding common shares. Additionally, if the Company consummates a sale of the Company prior to a conversion or repayment of the note, then the Company shall pay the lender an amount equal to the greater of (i) the aggregate amount of principal outstanding and any unpaid accrued interest then outstanding and (ii) the amount the lender would have been entitled to receive in connection with such Sale of the Company as if the aggregate amount of principal and unpaid accrued interest then outstanding had been converted into Common Shares at a conversion price equal to the quotient of €20,000,000 divided by the aggregate number of outstanding Shares. As of December 31, 2018, the fair value, fair value adjustment and the principal balance outstanding balance were €420,960, €15,740 and €436,700, respectively.

September 2018 Bank Facility

On September 10, 2018, the Company entered into a bank facility with Nordea Bank AB ("Nordea"), under which the Company may borrow up to €230,000. As of December 31, 2018, the amount outstanding on the bank facility was €229,166. The note bears interest at 3 months Euribor plus 2.4% (2.09% at December 31, 2018). The bank facility includes an unused commitment fee of 0.95%. The bank facility requires repayment on its maturity date of February 28, 2019. On February 20, 2019, the bank facility was extended until August 31, 2019, and on August 30, 2019, the bank facility was again extended until February 29, 2020. The bank facility is 60% guaranteed by Export Credit Agency of Finland. In connection with the guarantee the Company pays a fee of 2.49% to the guarantor.

As of December 31, 2018, aggregate contractual future principal payments on the Company's debt are due as follows (in thousands of Euros):

2019	€	770
2020		91
Total future principal payments	€	861

6. Accrued liabilities

As of December 31, 2018 and 2017, accrued liabilities consisted of the following items

	DECEMBER 31,			
		2018		2017
Statutory contributions and other tax accruals	€	126	€	85
Payroll accruals		104		18
Other employees related accruals		15		-
Accrued expenses		31		22
	€	**276**	€	**125**

7. Share-Based Compensation

On August 1, 2017, the Company's stockholders adopted the Stock Incentive Plan covering employees and consultants to the Company. As of December 31, 2018, options to purchase 1,445,443 shares of the Company's common stock at a weighted-average exercise price of €0.21 per share were outstanding under the Plan, of which 670,000 were vested, and exercisable.

As of December 31, 2017, options to purchase 1,445,443 shares of the Company's common stock at a weighted-average exercise price of €0.21 per share were outstanding under the Plan, of which 188,886 were vested, and exercisable.

Generally, options vest monthly from the date of grant; however, options may be granted with different vesting terms as determined by the Company's board of directors. During the year ended December 31, 2018 and 2017, the Company granted nil and 1,445,443, respectively, options with standard vesting terms. During the years ended December 31, 2018 and 2017, no options were exercised or forfeited.

The estimated fair value of options vested during the years ended December 31, 2018 and 2017 was €19 and €7 thousand, respectively. The weighted-average estimated fair value of options granted during 2017 was €0.04 per share.

As of December 31, 2018, the total share-based compensation expense related to unvested options granted to employees and non-employees under the Company's stock option plans but not yet recognized was €31 thousand. This expense will be recognized on a straight-line basis over a weighted-average remaining term of 19 months. As of December 31, 2018, the weighted-average remaining contractual term was 29 months.

On June 26, 2017, the Company issued 250,000 shares of common stock at a price of €0.01 to TT Metals Oy, upon the establishment of the Pro Farm Technologies Oy entity. The shares of common stock were provided in exchange for €2,500 in cash and services performed. The Company has accounted for the shares issued in exchange for services in accordance with ASC 718, *Compensation – Stock Compensation*, and expensed such shares at the grant date fair value of €42,500. The share based compensation is recorded in the accompanying statement of operations, for the year ended December 31, 2017.

During the years ended December 31, 2018 and 2017, the Company recorded share-based compensation expense related to stock-based compensation of €21 thousand and €50 thousand, respectively. The intrinsic value of the vested and exercisable options was €126 thousand and €11 thousand as of December 31, 2018 and 2017, respectively.

8. Commitments and Contingencies

Operating Leases

The Company has leased office space in Estonia, Finland and Brazil, as well as one passenger car in Estonia.

As of December 31, 2018, the Company's aggregate contractual future minimum lease payments under non-cancelable lease agreements is as follows (in thousands of Euros):

	DECEMBER 31,	
	2018	2017
Year ended December 31,		
2018	€ -	€ 1
2019	21	-
Total minimum payments required	€ 21	€ 1

The Company incurred total operating lease expense of €54 thousand and €4 thousand, during the years ended December 31, 2018 and 2017, respectively.

Litigation

From time to time the Company is involved in various legal matters that arise in the normal course of business. As of December 31, 2018, the Company is not aware of any such legal proceedings that could result in a material loss contingency.

9. Income Taxes

The temporary timing differences that give rise to the deferred tax assets are as follows (in thousands of Euros):

	DECEMBER 31,	
	2018	2017
Components of deferred taxes		
Net operating loss carryforwards	€ 468	€ 149
Less valuation allowance	(468)	(149)
Net deferred tax assets	€ -	€ -

The income tax provision differs from the amount of income tax determined by applying the income tax rate to pretax results for the years ended December 31, 2018 and 2017, due to the following (in thousands of Euros):

	DECEMBER 31,	
	2018	2017
Computed "expected" tax expense	€ 319	€ 149
Less valuation allowance	(319)	(149)
	€ -	€ -

Based on available and objective evidence, including the Company's history of operating losses, the Company believes it is more likely than not that the Company's deferred tax asset will not be realized. Accordingly, the Company provided for the full valuation allowance against its deferred tax assets at December 31, 2018 and 2017.

The Company's gross operating loss carryforwards as of December 31, 2018 and 2017, amounted to €2,340 thousand and €745 thousand, respectively.

Net operating losses can be carried forward for a period between 5 and 10 years, after which they expire and cannot be used against future taxable profits.

Deferred tax assets calculated on the net operating loss carryforwards using the tax rate of 20% as of December 31, 2018 and 2017 were €468 thousand and €149 thousand, respectively.

The Company had no deferred tax liabilities as of December 31, 2018 and 2017.

The Company files income tax returns in the following jurisdictions: Finland, U.S., Uruguay and Brazil.

The tax returns of the Company and its subsidiaries can be examined by relevant tax authorities during a period between 3 to 5 years from the date of submission.

10. Related Party Transactions

Promissory Notes

On November 14, 2016, the Company's subsidiary Pro Farm OÜ entered into a promissory note with Mikaels OÜ ("Mikaels"), a significant stockholder of the Company, in the amount of €150,000. The note bears interest at an annual rate of 3 months' Euribor + 10% (9.688% at December 31, 2017), with original maturity date November 15, 2017. The term of the arrangement provides for the repayment of the principal and accrued interest on the maturity date of the note. The note allows parties to agree on the conversion of the note into Company's equity. In the event of a conversion, conversion price shall be set with a 20% discount from the lowest price paid by any investor converting or investing in the same event. In November 2017, the parties have agreed to extend the maturity date until January 2018. The note was fully repaid on January 10, 2018. As of December 31, 2017, the outstanding principal balance was €150,000. As of December 31, 2017, accrued interest is recorded in accrued liabilities – related party, in the accompany balance sheet. During the years ended December 31, 2018 and 2017, the Company has recognized interest expense amounting to €0 and €14,335, respectively, in connection with a note.

On August 8, 2017, the Company's subsidiary Pro Farm OÜ entered into a promissory note with Aengsalv Oy ("Aengsalv"), a company indirectly owned by a Board member of the Company, in the amount of €46,000. The note bears interest at an annual rate of 3% and matures on August 7, 2020. The term of the arrangement provides for the repayment of the principal and accrued interest on the maturity date of the note. The note bears a late payment penalty interest of 1% per month. The outstanding principal balance as of December 31, 2018 and 2017 was €46,000. As of December 31, 2018 and 2017, accrued interest is recorded in accrued liabilities – related party in the accompanying balance sheets. During the years ended December 31, 2018 and 2017, the Company has recognized interest expense amounting to €1,380 and €548, respectively, in connection with the note.

On August 8, 2017, the Company's subsidiary Pro Farm OÜ entered into a promissory note with Trade Ambassadors OÜ ("Trade Ambassadors"), a company owned by a member of the management board of the Company, in the amount of €28,000. The note bears interest at an annual rate of 3% and matures on August 7, 2020. The term of the arrangement provides for the repayment of the principal and accrued interest on the maturity date of the note. The note bears a late payment penalty interest of 1% per month. The outstanding principal balance as of December 31, 2018 and 2017 was €28,000. As of December 31, 2018 and 2017, accrued interest is recorded in accrued liabilities – related party in the accompanying balance sheets. During the years ended December 31, 2018 and 2017, the Company has recognized interest expense amounting to €840 and €334, respectively, in connection with the note.

Consultancy Agreements

On August 1, 2016, the Company entered into a consultancy agreement with IP Igor Taganov ("Taganov"), a sole proprietorship of a significant stockholder in the Company. During the years ended December 31, 2018 and 2017, the Company purchased services from Taganov worth €10,000 and €30,000, respectively. There were no amounts outstanding to Taganov at December 31, 2018 and 2017.

On August 1, 2017, the Company entered into a consultancy agreement with TT Metals Oy ("TT Metals"), a company owned by a member of the management board of the Company and stockholder. During the years ended December 31, 2018 and 2017, the Company purchased services from TT Metals worth €75,000 and €31,250, respectively. Amounts outstanding to TT Metals at December 31, 2018 and 2017 were €8,871 and €2,371, respectively, which are included in the *Accounts payable – Related Party*.

On September 1, 2017, the Company entered into a consultancy agreement with Aengsalv Oy ("Aengsalv"), a company indirectly owned by a Board member of the Company and stockholder. During the years ended December 31, 2018 and 2017, the Company has purchased services from Aengsalv worth €69,338 and €0, respectively. Amounts outstanding to Aengsalv at December 31, 2018 and 2017 were €69,338 and €0, respectively, which are included in the *Accounts payable – Related Party*.

On September 1, 2017, the Company entered into a consultancy agreement with Dandy Group Oy ("Dandy"), a company related to a member of the management board of the Company and stockholder. During the years ended December 31, 2018 and 2017, the Company purchased services from Dandy worth €54,800 and €4,350, respectively.

Amounts outstanding to Dandy at December 31, 2018 and 2017 were €20,000 and €5,394, respectively which are included in the *Accrued liabilities – Related Party* and *Accounts payable – Related Party*, respectively. Additionally, there was a receivable balance of €4,350 at December 31, 2018 for advances paid, which is included in the *Receivables from related parties*.

Other transactions

From time to time stockholders may provide short-term financing to cover the Company's working capital needs. Such financing usually bears no interest and is payable on demand. As of December 31, 2018 and 2017, there were no such balances outstanding.

At December 31, 2018, an outstanding receivable balance from a member of the Company's management board for travel advances amounted to €2,183 (2017: €5,255), which is included in *Receivables from related parties* within the consolidated financial statements.

Summary of related party balances (in thousands of Euros):

	DECEMBER 31,			
	2018		2017	
Receivables from related parties	€	7	€	5
Accrued liabilities – related party		25		17
Accounts payable – related party		78		12
Debt – related party, current portion		-		150
Debt – related party, less current portion		74		74

As of December 31, 2018, aggregate contractual future principal payments on the Company's debts to related parties are due as follows (in thousands of Euros):

Period ended December 31, 2018	Debt	
2019	€	-
2020		74
Total future principal payments	€	74

11. Subsequent Events

On January 31, 2019 the Company's convertible promissory note with Cork was amended to increase the principal to $872,416 (€759,415 as of January 31, 2019), extend the maturity date of the note until January 31, 2020 and provide for the pledge of the Company's product to the debtor as collateral under the agreement.

On March 27, 2019, the Company entered into a convertible promissory note with Agrimax Ventures PTE LTD ("Agrimax"), in the amount of $565,000 (€501,732 as of March 27, 2019). The note bears interest at an annual rate of 10% and matures on March 27, 2020. The term of the arrangement also provides for conversion rights (i) at the time of a qualified equity financing event; (ii) upon maturity; or (iii) upon the sale of the business. The terms of the conversion upon a qualified equity financing event allow for conversion either (i) at a rate of 75% of the price paid per share in a qualified equity financing; (ii) at a conversion price equal to €14,000,000 over the aggregate number of common shares then outstanding. The terms of the conversion upon maturity of the note allow for a conversion price equal to €14,000,000 over the aggregate number of common shares at the maturity date. Upon the sale of the business the holders would be entitled to the greater (i) the aggregate amount of principal and unpaid accrued interest; and (ii) the amount the Agrimax would have been entitled to receive in connection with such Sale of the Company if the aggregate amount of principal and unpaid accrued interest then outstanding under the Note had been converted into

Common shares at the conversion price that equals €14,000,000 / (Aggregate number of Common shares outstanding as of the date of the sale of the business). On August 27, 2019, the Company and Agrimax agreed to convert the loan principal and accrued interest into the Company's common stock.

On April 4, 2019 the Company incorporated a new subsidiary Pro Farm International Oy which serves as a group sales company. Pro Farm International was incorporated under Finnish jurisdiction and it is a 100% subsidiary of the Company.

On April 5, 2019, the Company entered into a promissory note with Dwight Anderson ("Anderson"), in the amount of $1,000,000 (€890,234 as of April 5, 2019). The note bears interest at an annual rate of 10% and matures on earlier of (i) a Corporate Transaction occurring after 90 days of the date of the agreement including the sale, transfer, disposal or pledge of the share of the Company (ii) a sale of substantially all the assets of the Company (iii) breach of the terms of the promissory note or (iii) September 5, 2020. The terms of the arrangement include a premium of 37.5% in the event the loan is repaid in connection with a change of control event occurring within six months of the date of the note.

On April 30, 2019 the Company issued 199,405 shares of the Company's common stock to Stolt Consulting AB for €80,500.

On May 28, 2019, the Company acquired 12% of two Russian limited liability companies, OOO Lignohumate and OOO MC PSM-1, for $116,040 (€103,681 as of May 28, 2019) and $30,944 (€27,648 as of May 28, 2019) respectively. Additionally, on May 29, 2019, the Company acquired 12% of a Russian limited liability company OOO NPO RET, for $394,537 (€353,655 as of May 29, 2019). These three companies, collectively, was the supplier discussed in Note 2, for which the Company has a supplier concentration.

On July 17, 2019, the Company entered into a factoring financing agreement with Bab al Khail General Trading ("Bab al Khail"), in the amount of €1,261,000. The Bab al Khail agreement bears interest at an annual rate of 15% and matures on December 17, 2019. The agreement bears a late payment penalty interest of 21% annually.

On August 14, 2019, the Company repaid the aggregate principal and interest of €100,000 and €423, respectively, then outstanding under the term loan with Fundu Platform Oy.

On August 6, 2019 the Company entered into a Share Purchase Agreement ("SPA") with Marrone Bio Innovations Inc. ("MBI"), to sell all of the Company and its subsidiaries for a total consideration of $31.8 million (€28.4 million), including a combination of $6.2 million (€5.5 million) cash and 12.7 million shares of MBI stock to be paid to Pro Farm's stockholders, debt holders and advisors upon the closing of the transaction, as well as the opportunity for potential payment of a total of up to $7.5 million (€6.7 million) of additional shares of stock deliverable from 2021 through 2024 based on the achievement of agreed commercial milestones.

The Company has evaluated its subsequent events through November 14, 2019, which is the date these consolidated financial statements were issued and has determined that there are no additional subsequent events required to be disclosed in these consolidated financial statements.